Exhibit 10.1

EXECUTION VERSION

NOTES PURCHASE AGREEMENT

This Notes Purchase Agreement (this “Agreement”) is dated as of October 14, 2015, between Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Baupost Group Securities, L.L.C., a Massachusetts limited liability company (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an indenture to be dated on or about October 16, 2015 (the “Indenture”), by and among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), in substantially the form of Exhibit B attached hereto, with such changes as the Trustee may reasonably request, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board” means the Company’s board of directors.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” of any Person means (a) in the case of a corporation, corporate stock of such Person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.1.

“Closing Date” means the Trading Day on which this Agreement has been executed and delivered by the parties hereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Notes, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Alston & Bird LLP with offices located at 90 Park Avenue, New York, NY 10016.

“Company Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(q).

“Company Patent Applications” shall have the meaning ascribed to such term in Section 3.1(r).

“Company Patents” shall have the meaning ascribed to such term in Section 3.1(q).

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(f).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(n).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” shall have the meaning ascribed to such term in Section 3.1(o).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indenture” shall have the meaning ascribed to such term in the recitals.

“Investor Designee” shall have the meaning ascribed to such term in the Registration Rights Agreement; however, for the purposes of Section 4.6, “Investor Designee” means any Investor Designee that is also a partner, member or employee of the Purchaser (or serves in a similar capacity) and also includes any partner, member or employee of the Purchaser (or person serving in a similar capacity) that is serving as an Investor Observer pursuant to the Registration Rights Agreement.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Notes” shall have the meaning ascribed to such term in Section 2.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” or “proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“PTO” shall have the meaning ascribed to such term in Section 3.1(q).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.2.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement between the Purchaser and the Company, to be dated on or about October 16, 2015, in substantially the form of Exhibit A attached hereto, as the same may be amended from time to time.

“Sanctions” shall have the meaning ascribed to such term in 3.1(aa).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Conversion Cap” shall have the meaning ascribed to such term in the Indenture.

“Subscription Amount” has the meaning set forth in Section 2.1.

“Subsidiary” means in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Trading Day” means a day on which the NASDAQ Capital Market is open for trading.

“Transaction Agreements” means this Agreement, the Indenture, the Notes and the Registration Rights Agreement.

“Trustee” shall have the meaning ascribed to such term in the recitals.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, $125,000,000 aggregate principal amount of zero-coupon senior convertible notes (the “Notes”) upon the terms and subject to the conditions contained in the Transaction Agreements. The Company shall deliver to the Purchaser one or more certificates, in substantially the form of Exhibit D attached hereto, representing the Notes, as the case may be, registered in such names and denominations as the Purchaser may request, against payment by the Purchasers of $125,000,000 (the “Subscription Amount”) by wire transfer of federal (same day) funds to the account specified by the Company. The Closing of the purchase of the Notes shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) the Transaction Agreements duly executed by the Company and, in the case of the Notes and the Indenture, the Trustee;

(ii) one or more certificated Notes in such names and denominations as the Purchaser may request duly authenticated by the Trustee in an aggregate principal amount of $125,000,000;

(iii) a certificate in form and substance reasonably satisfactory to the Purchaser duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that (A) the representations and warranties of the Company contained in Article III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), and (B) the conditions to Closing set forth in Section 2.3(a)(ii) of this Agreement have been fulfilled;

(iv) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the bylaws of the Company as in effect at the time of the actions by the Board referred to in clause (B) below, and on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of the Transaction Agreements and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Certificate of Incorporation as in effect at the time of the actions by the Board referred to in clause (B) above, and on the Closing Date; and (D) as to the incumbency of any officer of the Company executing a Transaction Agreement on behalf of the Company; and

(v) a legal opinion of Company Counsel, in substantially the form of Exhibit C attached hereto.

(b) On or prior to the Closing Date, the Purchaser shall deliver to the Company, the following:

(i) the Transaction Agreements to which the Purchaser is a party duly executed by the Purchaser; and

(ii) the Subscription Amount by wire transfer to the account specified by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or able to be satisfied contemporaneous with the Closing:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met or able to be satisfied contemporaneous with the Closing:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement and any such further certificates and documents as the Purchaser may reasonably request;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) there shall be a vacancy on the Board to permit the appointment of the Investor Designee to the Board as of the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries. the Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its Subsidiaries free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Other than the Subsidiaries, the Company does not control, directly or indirectly, through one or more intermediaries, any other Person.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on (i) the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the consummation of the transactions contemplated by the Transaction Agreements (each, a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Agreements by the Company, and in the case of the Notes and the Indenture, by the Trustee, and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, its officers, directors and shareholders and no further action is required by the Company, its officers, directors or shareholders in connection therewith, other than application to the NASDAQ Capital Market for the listing of the additional shares of Common Stock into which the Notes are initially convertible for trading thereon in the time and manner required thereby. The Transaction Agreements have been duly executed and delivered by the Company, and in the case of the Notes and the

Indenture, by the Trustee, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Agreements, the issuance and sale of the Notes, including the shares of Common Stock into which the Notes are initially convertible, and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as provided in the Registration Rights Agreement, the Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Agreements and the consummation of the transactions contemplated thereby, other than application to the NASDAQ Capital Market for the listing of the additional share of Common Stock into which the Notes are initially convertible for trading thereon in the time and manner required thereby.

(f) The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(g) Issuance of the Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered against payment therefor as provided herein and in the Indenture, will be duly and validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture free and clear of any Lien and will conform to the description thereof in the Indenture; and the issuance of the Notes is not subject to any preemptive or similar rights that have not been waived. Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Notes. The maximum number of shares of Common Stock initially issuable upon conversion of the Notes (subject to the Share Conversion Cap) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action, and, when issued upon such conversion in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable; no holder of the shares of Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the shares of Common Stock upon such conversion will not be subject to the preemptive or other similar rights of any shareholder of the Company.

(h) SEC Reports; Financial Statements.

(i) Since January 1, 2012, the Company has filed all reports, schedules, forms, statements and other documents with the Commission required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof and the Company will file prior to the Closing all forms, reports and documents with the Commission that are required to be filed by it under the Securities Act and the Exchange Act prior to such time (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received or will receive a valid extension of such time of filing and has filed or will file any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods specified therein (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii) To the knowledge of the Company, the Company has (x) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements in accordance with GAAP, and has evaluated such system on a quarterly basis and concluded that it is effective and (y) disclosed to the Company’s auditors and the audit committee of the Company’s board of directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have been identified and which are reasonably likely to adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be included in the Company’s periodic reports under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to such material information required to be included in the Company’s periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any Subsidiary has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Subsidiary.

(iii) Neither the Company nor its Subsidiaries is a party to, or has any commitment to become a party to, (x) any off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any Subsidiary, on the one hand, and any unconsolidated Affiliate on the other hand), including any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the Commission); (y) any hedging, derivatives or similar contract or arrangement, in each case in an amount material to the Company and its Subsidiaries, taken as a whole, or (z) any contract or arrangement pursuant to which the Company or any Subsidiary is obligated to make any capital contribution or other investment in or loan to any Person (other than a Subsidiary of the Company).

(i) Duly Authorized Capital Stock. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights that have not been effectively waived. The Company has an authorized, issued and outstanding capitalization as set forth in the SEC Reports (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof, including without limitation issuances of shares under the Company’s employee stock purchase plan) and such authorized capital stock conforms to the description thereof set forth in the SEC Reports. The description of the securities of the Company in the SEC Reports is complete and accurate in all material respects. Except as disclosed in the SEC Reports, as of the dates referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practices and (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Notes contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made. Except for the transactions contemplated hereby, which the Company covenants and agrees will be fully disclosed on Form 8-K within four business days of the date hereof, the Company is not aware of any material non-public information regarding the Company that has not previously been disclosed in the SEC Reports.

(k) Litigation. There are no material legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the SEC Reports or (ii) that are required to be described in the SEC Reports and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the SEC Reports or to be filed as exhibits to the SEC Reports that are not described or filed as required. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Accountants. UHY LLP, who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants as required by the rules and regulations of the Commission.

(m) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of clauses (ii) or (iii) as could not have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, neither the Company or its Subsidiaries nor any director, officer, employee, consultant or agent of the Company or its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any contract or arrangement or taken any other action in violation of Section 1128B(b) of the U.S. Social Security Act, as amended, (iv) consummated any transaction, made any payment, entered into any contract or arrangement or taken any other action in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened, or (iv) made any other similar unlawful payment under any similar foreign laws.

(n) Environmental. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable

Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(o) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material, singly or in the aggregate, certificate, authorization or permit, except as described in the SEC Reports.

(p) Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property (whether tangible or intangible) owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance.

(q) Intellectual Property. Except as described in the SEC Reports, (i) the Company and its Subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary or used in connection with the conduct of their business in the manner in which it is presently being conducted and in the manner set forth in the SEC Reports (collectively, the “Company Intellectual Property”), except as would not reasonably be expected to result in a Material Adverse Effect, and to the extent that the Company Intellectual Property is not sufficient to so conduct their business, including with respect to any products described in the SEC

Reports as being under development, the Company believes it can acquire such rights on reasonable terms; (ii) to the knowledge of the Company, (A) none of the patents and patent applications owned by the Company or its Subsidiaries (the “Company Patents”) is invalid or unenforceable and neither the Company nor any of its Subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of Company Patents from any third party or governmental authority and the Company and its Subsidiaries have made all filings and paid all fees necessary to maintain any Company Patents owned by any of them, and (B) none of the Company Intellectual Property owned by the Company or its Subsidiaries is invalid or unenforceable and neither the Company nor any of its Subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of Company Intellectual Property from any third party or governmental authority and the Company and its Subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them, except as would not reasonably be expected to result in a Material Adverse Effect for Company Intellectual Property other than Company Patents; (iii) the Company and its Subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) neither the Company nor any of its Subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its Subsidiaries (A) with respect to the Company Patents or (B) with respect to the Company Intellectual Property, except as would not reasonably be expected to result in a Material Adverse Effect for Company Intellectual Property other than Company Patents; (vi) the Company and its Subsidiaries are not in breach of, and have complied with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its Subsidiaries notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement, except as would not reasonably be expected to result in a Material Adverse Effect; and (vii) no suit or other proceeding is pending against the Company or any of its Subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its Subsidiaries or another person has breached any such agreement.

(r) Patents. All patent applications owned by the Company or its Subsidiaries and filed with the U.S. Patent Trademark Office (“PTO”) or any foreign or international patent authority (the “Company Patent Applications”) have been duly and properly filed; the Company and each of its Subsidiaries has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; neither the Company nor any of its Subsidiaries is aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; and neither the Company nor any of its Subsidiaries has knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company and its Subsidiaries as being exclusively owned by the Company and its Subsidiaries.

(s) Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its Subsidiaries that are described in the SEC Reports were and, if still pending, are, to the Company’s and any of its Subsidiary’s knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or its Subsidiaries; the descriptions of the results of such studies, tests and trials contained in the SEC Reports do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; neither Company nor any of its Subsidiaries has any knowledge of any studies, tests or trials not described in the SEC Reports the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the SEC Reports; and neither the Company nor any of its Subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any material studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(t) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged and which the Company believes is adequate for the operation of its business, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of any such policies. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NASDAQ Capital Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from the NASDAQ Capital Market, nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing. The Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Capital Market on which the shares of Common Stock are or have been listed to the effect that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(z) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(aa) Compliance with Sanctions Laws. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and

including the designation as a “specially designated national” or “blocked person”) or, to the knowledge of the Company, other relevant sanctions authority (collectively, “Sanctions”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(bb) Common Stock Reservation. The Company has reserved no less than 16,224,840 shares of its Common Stock for the conversion of the Notes,

(cc) Investor Designee. As of the Closing, there is a vacancy on the Board to permit the appointment of the Investor Designee to the Board as of the Closing.

(dd) Solvency. The Company and its Subsidiaries, taken as a whole, are, and immediately after the Closing Date, will be, Solvent. As used herein, the term “Solvent” means that on such date (i) the fair market value of the assets of such person and its subsidiaries, on a consolidated basis exceeds, on a consolidated basis, the debts and liabilities, subordinated, contingent or otherwise, of such person and its subsidiaries, (ii) the present fair saleable value of the assets of such person and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liabilities of such person and its subsidiaries, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such person and its subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities they mature and (iv) such person and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date (unless as of a specific date therein) to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to enter into the Transaction Agreements, to which it is a party, and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Agreements, to which it is a party, and performance by the Purchaser of the transactions contemplated by the Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Purchaser. The Transaction Agreements, to which it is a party, have been duly executed and delivered by the Purchaser and constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Notes as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Notes (this representation and warranty shall not limit the Purchaser’s right to sell the Notes pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales of the securities of the Company during the period commencing as of October 9, 2015.

(d) No Legal Advice from the Company. The Purchaser acknowledges that it had the opportunity to review the Transaction Agreements and the transactions contemplated by the Transaction Agreements with its own legal counsel and investment and tax advisors. The Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company, except as specifically set forth in the Transaction Agreements, or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by the Transaction Agreements or the securities laws of any jurisdiction.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information; Public Information. Until the time the Purchaser owns no Notes, the Company covenants to maintain the registration of the shares of Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2 Indemnification of the Purchaser. Subject to the provisions of this Section 4.2, the Company will indemnify and hold the Purchaser and its Affiliates, directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this

Agreement, and (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, with respect to the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel (not to exceed 90 days) or (iii) in such action there is a conflict or potential conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel and local counsel and shall pay such fees and expenses as incurred. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that if at any time a Purchaser Party shall have requested the Company to reimburse such Purchaser Party for fees and expenses of counsel as contemplated by this Section 4.2, the Company agrees that it shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by such Purchaser Party of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 10 days prior to such settlement being entered into, and (iii) the Company shall not have reimbursed the Purchaser Party in accordance with such request; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement. The Company shall not, without the prior written consent of the Purchaser, not to be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Purchaser Party is or could have been a party and indemnity was or could have been sought hereunder by such Purchaser Party, unless such settlement, compromise or consent (i) includes an unconditional release of such Purchaser Party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Purchaser Party. The indemnification required by this Section 4.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.3 Reservation of Shares of Common Stock. As of the date hereof, the Company has reserved, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the maximum number of shares initially issuable in accordance with the Notes, subject to the Share Conversion Cap.

4.4 Increased Authorized Share Capital. The Company shall use its best efforts to (i) obtain stockholder approval of an increase in its authorized share capital sufficient to cover the conversion of $125,000,000 aggregate principal amount of the Notes into shares of Common Stock and (ii) reserve such additional shares of Common Stock for such conversion.

4.5 Listing of Additional Shares. The Company hereby agrees to apply to list the additional shares of Common Stock into which the Notes are initially convertible on the NASDAQ Capital Market and promptly secure the listing of such additional shares of Common Stock on the NASDAQ Capital Market.

4.6 Waiver of Corporate Opportunities. In recognition that the Purchaser and Investor Designee currently have and will in the future have, or will consider, investments in numerous companies with respect to which Purchaser, Investor Designee or another Purchaser Party may serve as an advisor, a director or in some other capacity, and in recognition that Purchaser, Investor Designee and other Purchaser Parties have myriad duties to various investors and partners, and in anticipation that the Company and its Subsidiaries, on the one hand, and the Purchaser, Investor Designee and any other Purchaser Party, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 4.6 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Purchaser, Investor Designee or Purchaser Party, and, except as the Purchaser and Investor Designee may otherwise agree in writing after the date hereof:

(a) the Purchaser, Investor Designee and any Purchaser Party will have the right: (i) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its Subsidiaries), (iii) to directly or indirectly do business with any client or customer of the Company and its Subsidiaries, (C) to take any other action that the Purchaser, Investor Designee or Purchaser Party believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 4.6 to third parties and (iv) not to communicate or present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person or entity;

(b) the Purchaser, Investor Designee and any Purchaser Party will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Affiliates or to refrain from any actions specified in the preceding paragraph, and the Company, on its own behalf and on behalf of its Affiliates, hereby renounces and waives any right to require the Purchaser, Investor Designee or any Purchaser Party to act in a manner inconsistent with the provisions of this Section 4.6;

(c) none of the Purchaser, Investor Designee or any Purchaser Party will be liable to the Company or any of its Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 4.6 or of any such person’s or entity’s participation therein; and

(d) there is no restriction on Purchaser, Investor Designee or any Purchaser Party using such knowledge and understanding in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

4.7 Investor Designee. The Company will take no action that is inconsistent with the objective of having Investor Designee serve on the Board.

4.8 Purchaser Covenant. At any annual or special meeting of stockholders called by the Company for the purpose of satisfying its obligations pursuant to Section 4.4 of this Agreement, Purchaser and its Affiliates (other than the Company and any of its subsidiaries) shall vote any shares owned by them as of the applicable record date in favor of the increase in authorized share capital under Section 4.4.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser by written notice to the Company, if the Closing has not been consummated on or before October 20, 2015. In the event of termination of this Agreement pursuant to this Section 5.1, the Agreement shall forthwith become void and there shall be no liability on the part of either party; provided, however, that nothing herein shall relieve either party from liability for (i) any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement or (ii) any willful breach of, or fraud in connection with this Agreement.

5.2 Fees and Expenses. The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of the Transaction Agreements. In addition, the Company shall reimburse the Purchaser for the Purchaser’s reasonable out-of-pocket expenses (including fees of counsel, consultants and accountants) incurred in connection with the Transaction Agreements, including in connection with any amendments, waivers or consents under or in respect of the Transaction Agreements (whether or not such amendment, waiver or consent becomes effective), including the reasonable and documented out-of-pocket costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under the Transaction Agreements. The Company shall pay all Trustee fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Notes to the Purchaser.

5.3 Entire Agreement. The Transaction Agreements contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the next Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under the Transaction Agreements to any Person to whom the Purchaser assigns or transfers any Notes.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 4.2, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by the Purchaser by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement.

5.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Notes Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KERYX BIOPHARMACEUTICALS, INC.	Address for Notice:

By:__________________________________________ Name: Title:

Keryx Biopharmaceuticals, Inc.

One Marina Park Drive

Tenth Floor

Boston, MA 02210

Attention: Brian Adams

Telephone: (617) 466-3452

Facsimile: (617) 466-3500

Email: brian.adams@keryx.com

With a copy to (which shall not constitute notice):

Alston &Bird LLP

90 Park Avenue

New York, NY 10016

Attention: Mark F. McElreath

Telephone: (212) 210-9595

Facsimile: (212) 210-9444

Email: mark.mcelreath@alston.com

[Signature Page of Keryx Biopharmaceuticals, Inc. to Notes Purchase Agreement]

BAUPOST GROUP SECURITIES, L.L.C. By:__________________________________________ Name: Title:

Address for Notice:

Baupost Group Securities, L.L.C.

c/o The Baupost Group, L.L.C.

10 St. James Avenue, Suite 1700

Boston, MA 02116

Attn: Gregory A. Ciongoli, Michael Sperling, Frederick H. Fogel and John F. Harvey

Office: (617) 210-830

Fax: (617) 451-7731

With a copy to (which shall not constitute notice):

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention: Thomas Holden

thomas.holden@ropesgray.com

Office: (415) 315-2355

Fax: (415) 315-4823

[Signature Page of Baupost Group Securities, L.L.C. to Notes Purchase Agreement]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF INDENTURE

EXHIBIT C

FORM OF OPINION

EXHIBIT D

FORM OF NOTE